UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 20, 2011
PDC 2003-A LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

West Virginia (State or other jurisdiction of incorporation)	000-50615 (Commission File Number)	51-0452053 (I.R.S. Employer Identification No.)

1775 Sherman Street, Suite 3000 Denver, Colorado (Address of principal executive offices)	80203 (Zip Code)
Registrant’s telephone number, including area code: (303) 860-5800
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On June 20, 2011, PDC 2003-A Limited Partnership (the “Partnership”), Petroleum Development Corporation (dba PDC Energy) (“PDC”) and DP 2004 Merger Sub, LLC, a wholly owned subsidiary of PDC, entered into a merger agreement pursuant to which PDC intends to acquire the Partnership, for which it serves as the general partner. The Merger Agreement (“Merger Agreement”) is subject to the vote and approval of a majority of the limited partnership units held by limited partners of the Partnership, other than PDC and its affiliates (“non-affiliated Investor Partners.”)
     If approved and other customary conditions to closing are satisfied, PDC will pay per limited partnership unit held by non-affiliated Investor Partners (other than non-affiliated Investor Partners who properly exercise appraisal rights) the following:
•	an amount equal to $8,125 per unit, subject to any adjustments made to the merger consideration for certain increases in commodity prices between the date of signing the merger agreement and the mailing of the definitive proxy statement,

•	plus, the sum of amounts withheld from per unit cash distributions by the Partnership from October 1, 2010 through August 31, 2011 for the Partnership’s well refracturing plan,

•	less, the sum of the per unit cash distributions made after August 31, 2011, for the limited partnership units of the Partnership,
     The per unit merger value offered to non-affiliated Investor Partners under the Merger Agreement in exchange for their limited partnership units in the Partnership was based on an effective transaction date of July 1, 2011. Upon clearance by the Securities and Exchange Commission, a definitive proxy statement will be mailed to the Partnership’s limited partners. Although there is no assurance of the likelihood or timing of the completion of the Securities and Exchange Commission’s proxy disclosure review process or whether we will obtain the necessary approvals from non-affiliated Investor Partners, we expect that each of the mergers will close in the fourth quarter of 2011. Following consummation of the merger, the Partnership will no longer be a publically traded company, and will no longer be required to file reports with the Securities and Exchange Commission, and the non-affiliated Investor Partners will no longer participate in the Partnership’s future earnings or growth.
     The Board of Directors of PDC (the “Board”) formed a special committee, comprised of four directors of PDC who are not officers or employees of the Partnership or PDC and have no economic interest in the Partnership (the “Special Committee”), to represent the interests of the non-affiliated Investor Partners holding limited partnership units. The Special Committee retained its own legal counsel to advise it regarding the terms of the proposed merger. Under the terms of the merger agreement, the Special Committee may cause the Partnership to abandon the proposed merger with, and acquisition by, PDC, at any time prior to the approval of the merger by the limited partners, if the Special Committee believes it has received a superior offer that is in the best interests of the limited partners.
     The Merger Agreement has been approved by the PDC’s Board, on behalf of PDC individually, PDC, as sole member of the DP Merger Sub, and by the Special Committee formed by the Board, on behalf of PDC in its capacity as the managing general partner of the Partnership. The merger of the Partnership with and into DP 2004 Merger Sub, LLC is subject to the vote and approval of a majority of the limited partnership units held by non-affiliated Investor Partners as well as the satisfaction of other customary closing conditions, as noted above.
     The foregoing description of the merger agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the merger agreement, which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.

Additional Information
     THE PARTNERSHIP WILL FILE A PROXY STATEMENT AND OTHER DOCUMENTS WITH THE SECURITIES AND EXCHANGE COMMISSION. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING PDC, THE PARTNERSHIP AND THE MERGER OF THE PARTNERSHIP WITH AND INTO A SUBSIDIARY OF PDC. A DEFINITIVE PROXY STATEMENT WILL BE SENT TO THE LIMITED PARTNERS OF THE PARTNERSHIP SEEKING THEIR APPROVAL OF THE MERGER. INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THE DEFINITIVE PROXY STATEMENT (WHEN AVAILABLE) AND OTHER RELEVANT DOCUMENTS FILED BY PDC AND THE PARTNERSHIP WITH THE SEC AT THE SEC’S WEBSITE AT WWW.SEC.GOV.
     The definitive proxy statement and such other documents (when available) may also be obtained for free from PDC by directing a request to Petroleum Development Corporation (dba PDC Energy), 1775 Sherman Street, Suite 3000, Denver, CO 80203, Attention: Celesta Miracle; Telephone: (303) 860-5800, E-mail: cmiracle@petd.com. Investors and security holders are urged to read the proxy statement and the other relevant documents when they become available before making any voting or investment decision with respect to the proposed merger.
     PDC and certain of its directors, officers and employees may be considered “participants in the solicitation” of proxies from the limited partners of the Partnership. Information regarding such persons and a description of their interest in the merger of the Partnership will be contained in the proxy statement when it is filed. Information concerning beneficial ownership of PDC stock by its directors and certain executive officers is included in its proxy statement, filed with the SEC on April 21, 2011, and subsequent statements of changes in beneficial ownership on file with the SEC.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated June 20, 2011, by and among Petroleum Development Corporation, DP 2004 Merger Sub, LLC and PDC 2003-A Limited Partnership.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDC 2003-A LIMITED PARTNERSHIP
By:	PETROLEUM DEVELOPMENT
CORPORATION, its Managing
General Partner

Date: June 21, 2011	By:	/s/ Gysle R. Shellum
		Name:	Gysle R. Shellum
		Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated June 20, 2011, by and among Petroleum Development Corporation, DP 2004 Merger Sub, LLC and PDC 2003-A Limited Partnership.